EXHIBIT 23.1
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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 31, 2001, except for the information described in Note P, as to which the date is December 20, 2001, relating to the financial statements and financial statement schedule, which appears in MRO Software, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
August 15, 2002